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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of American Financial Group, Inc. for the registration of 4,600,000 Preferred Securities of American Financial Capital Trust I and to the incorporation by reference therein of our report dated March 15, 1996, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Cincinnati, Ohio
September 20, 1996

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of American Financial Group, Inc. for the registration of 4,600,000 Preferred Securities of American Financial Capital Trust I of (a) the report of Deloitte & Touche LLP dated February 15, 1995 (March 23, 1995 with respect to the acquisition of American Financial Corporation as discussed in Note B to the financial statements) relating to the consolidated financial statements of American Premier Underwriters, Inc. and (b) the report of Deloitte & Touche dated February 18, 1994 relating to the consolidated financial statements of General Cable Corporation, both appearing in the American Financial Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1995, and to the reference to Deloitte & Touche LLP and Deloitte & Touche under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                            DELOITTE & TOUCHE LLP

Cincinnati, Ohio
September 20, 1996